Exhibit 99.1

Cell Therapeutics Provides Monthly Information

at Request of CONSOB

May 31, 2013, Seattle — Cell Therapeutics, Inc. (the “Company,” “CTI” or “CTI Parent Company”) (NASDAQ: CTIC and MTA: CTIC) is providing the information herein pursuant to a request from the Italian securities regulatory authority, CONSOB, pursuant to Article 114, Section 5 of the Unified Financial Act, that the Company issue at the end of each month a press release providing a monthly update of certain information relating to the Company’s financial situation. However, the Company also directs its Italian shareholders to the Italian language section of its website at www.celltherapeutics.com/italiano, where more complete information about the Company and its products and operations, including press releases issued by the Company, as well as the Company’s U.S. Securities and Exchange (“SEC”) filings and the Registration Document authorized to be published by CONSOB, can be found. The information provided below is qualified in its entirety by reference to such information. Please note that all the information disclosed in this press release primarily refers to the period April 1, 2013 through April 30, 2013, except as otherwise expressly noted.

A)	Provisional Estimated Net Financial Position of CTI Parent Company and CTI Consolidated Group, presenting the current and non-current components separately

Provisional Estimated Net Financial Position of CTI Parent Company

The following table reports the estimated and unaudited net financial standing of CTI Parent Company as of April 30, 2013, including a separate indication of the total estimated financial needs, regarding debt expiring less than 12 months ahead (current portion).

Estimated Net Financial Standing	April 30, 2013
Cash and cash equivalents	$37,249
Long term obligations, current portion	$(393)
Estimated net financial standing, current portion	$36,856
Long term obligations, less current portion	$(5,879)
Long-term debt	$(8,112)
Net financial standing, less current portion	$(13,991)
Estimated net financial standing	$22,865

The total estimated and unaudited net financial standing of CTI Parent Company as of April 30, 2013, was $22.9 million.

Provisional Estimated Net Financial Position of CTI Consolidated Group

The following table reports the estimated and unaudited net financial standing of CTI Consolidated Group as of April 30, 2013, including a separate indication of the total estimated financial needs, regarding debts expiring less than 12 months ahead (current portion).

Estimated Net Financial Standing	April 30, 2013
Cash and cash equivalents	$38,848
Long term obligations, current portion	$(393)
Estimated net financial standing, current portion	$38,455
Long term obligations, less current portion	$(5,899)
Long-term debt	$(8,112)
Net financial standing, less current portion	$(14,011)
Estimated net financial standing	$24,444

The total estimated and unaudited net financial standing of CTI Consolidated Group as of April 30, 2013, was $24.4 million.

B)	Due payables, recorded by category (financial, trade, tax, social security and amounts due to employees) and any associated actions by creditors (solicitations, injunctions, suspended deliveries, etc.) as of April 30, 2013

CTI Parent Company trade payables outstanding for greater than 30 days were approximately $8.7 million as of April 30, 2013.

CTI Consolidated Group trade payables outstanding for greater than 30 days were approximately $9.7 million as of April 30, 2013.

During April 2013, there were solicitations for payment only within the ordinary course of business and there were no injunctions or suspensions of supply relationships that affected the course of normal business.

As of April 30, 2013, there were no amounts due of a financial or tax nature, or amounts due to social security institutions or to employees.

C)	Disclosures on related-party transactions

During April 2013, there were no transactions with related parties other than those included in the table below and transactions between entities within CTI Consolidated Group. Intercompany transactions are considered ordinary operating activities and are eliminated in consolidation. During April 2013, there were no atypical or unusual intercompany transactions between entities within CTI Consolidated Group to report. The following table reports related-party transactions including key management personnel compensation for their service to the applicable entity within CTI Consolidated Group as of April 30, 2013 and for the one-month ended April 30, 2013:

	As of April 30, 2013		1-month ended April 30, 2013
	Assets	Liabilities	Revenues	Operating Expenses
Transactions with related parties (as a percentage of the applicable category for CTI Consolidated Group)	—	—	—	4.8%

D)	Information about the number of shares issued

During the month of April 2013, the Company’s common stock, no par value (the “Common Stock”), outstanding decreased by 5,386 shares. Consequently, the number of issued and outstanding shares of Common Stock as of April 30, 2013 was 112,633,915.

About Cell Therapeutics, Inc.

Cell Therapeutics, Inc. (NASDAQ and MTA: CTIC) is a biopharmaceutical company committed to the development and commercialization of an integrated portfolio of oncology products aimed at making cancer more treatable. CTI is headquartered in Seattle, WA. For additional information and to sign up for email alerts and get RSS feeds, please visit www.CellTherapeutics.com.

This press release includes forward-looking statements, including statements about estimated and unaudited monthly financial statements, that involve a number of risks and uncertainties, the outcome of which could materially and/or adversely affect future results and the trading price of the Company’s securities. Specifically, the risks and uncertainties include risks associated with preclinical and clinical developments in the biopharmaceutical industry in general, and with PIXUVRI and the Company’s drug candidates in particular, including, without limitation, the potential failure of PIXUVRI to prove safe and effective for the treatment of relapsed or refractory aggressive non-Hodgkin’s lymphoma (“NHL”), relapsed/refractory diffuse large B-cell lymphoma and/or other tumors as determined by the U.S. Food and Drug Administration (the “FDA”) and/or the European Medicines Agency (the “EMA”); the potential failure of the Company’s drug candidates to be approved by the FDA and/or the EMA; the Company cannot predict or guarantee the pace or geography of enrollment of its clinical trials or the total number of patients enrolled; the FDA may request additional clinical trials; the Company’s conditional marketing authorization may not be renewed; the Company may not market and commercialize PIXUVRI as planned in Europe; that the Company may not obtain reimbursement for PIXUVRI in certain markets in the European Union as planned; the Company may not be able to complete the PIX306 clinical trial of PIXUVRI-rituximab versus gemcitabine-rituximab in patients with aggressive B-cell NHL, who failed front-line CHOP-R and who are not eligible for ASCT (2nd line) or failed ASCT (3rd or 4th line) by June 2015 or at all as required by the EMA or have the results of such trial available by June 2015 or at all; upon a re-review or resubmission of the Company’s new drug application for PIXUVRI (the “NDA”) the FDA may find PIXUVRI to not be safe and/or effective; the PIX301 study may still be deemed to be a failed study; if the Company conducts an additional clinical trial, it may not demonstrate the safety and effectiveness of PIXUVRI; that the Company may not be able to successfully implement its plans, strategies and objectives related to PIXUVRI or the development of its drug candidates; the risk that the Company may not be able to continue to raise capital as needed to fund its operations, competitive factors, technological developments, and costs of developing, producing and selling PIXUVRI or its drug candidates. Further risks and uncertainties include that the Company continues to have a substantial amount of debt outstanding and the quarterly interest expense associated with the debt is significant; the Company’s operating expenses continue to exceed its net revenues; the Company may not be able to further reduce its operating expenses; the Company’s average net operating burn rate may increase; the Company may not be able to maintain compliant with NASDAQ listing requirements; the Company will continue to need to raise capital to fund its operating expenses and may not be able to raise sufficient amounts to fund its continued operation; and other risks listed or described from time to time in the Company’s most recent filings with the SEC on Forms 10-K, 10-Q and 8-K. Except as required by law, the Company does not intend to update any of the statements in this press release upon further developments.

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Media and Investor Contacts:

Cell Therapeutics, Inc.

Monique Greer

+1 206.272.4343

mgreer@ctiseattle.com

Ed Bell

+1 206.272.4345

invest@ctiseattle.com

In Europe

CTI Life Sciences Limited, Milan Branch

Laura Villa

Elena Bellacicca

E: CTI_EUInvestors@CTI-Lifesciences.com

T: +39 02 89659700

F: +39 02 89659719

http://www.celltherapeutics.com/italiano